Exhibit (j) under Form N-1A
                                             Exhibit (23) under Item 601/Reg.S-K


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Post-Effective Amendment No. 43 to Registration Statement No. 33-69268 on Form N-1A of our reports dated February 15, 2005, relating to the financial statements of Federated Insurance Series (comprised of the following funds: Federated Fund for U.S. Government Securities II, Federated Prime Money Fund II, Federated American Leaders Fund II, Federated Equity Income Fund II , Federated Mid Cap Growth Strategies Fund II, Federated High Income Bond Fund II, Federated International Equity Fund II, Federated Capital Appreciation Fund II, Federated Quality Bond Fund II, Federated Kaufman Fund II, and Federated Capital Income Fund II) for the year ended December 31, 2004, and to the references made to our firm under the caption "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" in the Statements of Additional Information, both of which are part of such Registration Statement.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
April 27, 2005